UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2026

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6363 Main Street

Williamsville, New York 14221

(Address of principal executive offices, including zip code)

(716) 857-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	NFG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On March 27, 2026, National Fuel Gas Company (the “Company”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), with PNC Bank, National Association, as administrative agent, and the following lenders: PNC Bank, National Association; Bank of America, N.A.; JPMorgan Chase Bank, N. A.; The Toronto-Dominion Bank, New York Branch; Wells Fargo Bank, National Association; Canadian Imperial Bank of Commerce, New York Branch; Godman Sachs Bank USA; KeyBank National Association; Mizuho Bank, Ltd.; U.S. Bank National Association; Comerica Bank, a division of Fifth Third Bank, N.A.; M&T Bank Corporation; and Truist Bank. The Credit Agreement amends and restates that certain credit agreement, dated as of February 28, 2022, among the Company, JPMorgan Chase Bank, N. A., as administrative agent, and the lenders party thereto.

The Credit Agreement provides a $1.3 billion unsecured committed revolving credit facility with an initial maturity date of March 27, 2031. The Company may use the proceeds of loans under the Credit Agreement (a) to repay its (i) obligations under its commercial paper program, (ii) other short term credit facilities and (iii) maturing long-term debt obligations, (b) for general corporate purposes of the Company and its subsidiaries in the ordinary course of business, including for working capital, capital expenditure and other lawful corporate purposes and (c) to fund certain permitted acquisitions and other investments.

Rates for borrowing under the Credit Agreement are dependent on the Company’s credit ratings and are based, at the Company’s election, upon whether the borrowing is a Term SOFR loan, Daily Simple SOFR loan or an Alternate Base Rate loan. Term SOFR loans will bear interest at a forward-looking term rate based on the term secured overnight financing rate administered by the New York Federal Reserve Bank (calculated based on one-month, three-month or six-month term SOFR as of a specified date) plus an applicable margin ranging from 1.00% to 1.525%, depending on the credit ratings of the Company. Daily Simple SOFR loans will bear interest at a daily fluctuating rate based on the secured overnight financing rate administered by the New York Federal Reserve Bank (“Daily Simple SOFR”) plus an applicable margin ranging from 1.00% to 1.525%, depending on the credit ratings of the Company. Alternate Base Rate loans will bear interest at a rate per annum equal to the sum of (1) the greatest of (a) the prime rate, (b) the overnight bank funding rate plus 1/2 of 1%, and (c) Daily Simple SOFR plus 1%, and (2) an applicable margin ranging from 0.00% to 0.525%, depending on the credit ratings of the Company. In addition, under the terms of the Credit Agreement, the Company agrees to pay the lenders a facility fee on a quarterly basis. The facility fee rate is dependent on the credit ratings of the Company and ranges from a rate per annum equal to 0.125% to 0.225% of the total commitments under the Credit Agreement. Based on the Company’s current credit ratings, the facility fee rate would be 0.175 % per annum.

The Credit Agreement contains representations and affirmative, negative and financial covenants usual and customary for agreements of this type, including among others covenants that place conditions upon the Company’s ability to merge or consolidate with other companies, sell any material part of its business or property, and incur liens. The Credit Agreement includes a covenant that the Company will not permit its debt to capitalization ratio to exceed 0.65 at the last day of any fiscal quarter. For purposes of calculating the debt to capitalization ratio, the Company’s capitalization means the sum of (a) its net worth, (b) its indebtedness, and (c) 50% of the aggregate after-tax amount of non-cash charges directly arising from any ceiling test impairment occurring on or after July 1, 2018.

The Credit Agreement contains a cross-default provision whereby the failure by the Company or any of its significant subsidiaries to make payments under other borrowing arrangements aggregating $125.0 million or more, or the occurrence of certain events affecting those other borrowing arrangements, could trigger an obligation to repay any amounts outstanding under the committed credit facilities. The Credit Agreement also contains additional customary events of default including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, certain bankruptcy and insolvency events, certain judgment defaults, certain defaults relating to nullification or revocation of the Credit Agreement, change in control and certain ERISA events.

In the event of a default by the Company under the Credit Agreement, including a cross-default by the Company or any of its significant subsidiaries, the lenders may terminate the commitments made under the Credit Agreement and declare any principal amount then outstanding, and all accrued interest and other amounts payable by the Company under the Credit Agreement, to be immediately due and payable.

In addition to the Credit Agreement, the Company maintains individual uncommitted or discretionary lines of credit with a number of financial institutions, including a party to the Credit Agreement, for general corporate purposes. Other financial institutions may also provide the Company with uncommitted or discretionary lines of credit in the future. In addition, in the ordinary course of their respective businesses, certain lenders under the Credit Agreement, or their affiliates, perform, or may in the future perform, financial services for the Company or its affiliates, including investment banking, underwriting, lending, commercial banking, trust and other administrative and advisory services.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which has been filed as Exhibit 10.1 hereto and is expressly incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 relating to the Credit Agreement is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of March 27, 2026, among the Company, the Lenders party thereto, and PNC Bank, National Association, as Administrative Agent*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission, upon request, an unredacted copy of any schedule or attachment to this Exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

Dated: March 27, 2026	By:	/s/ Lee E. Hartz
	Name:	Lee E. Hartz
	Title:	General Counsel and Secretary

4